Exhibit 21

                 SUBSIDIARIES OF THE REGISTRANT


Name of Organization                             Jurisdiction
--------------------                             ------------

Approach Software Corporation                    Delaware
cc:Mail, Inc.                                    California
Edge Research, Inc.                              New Hampshire
Iris Associates, Inc.                            Delaware
Lotus Charles Park Corporation                   Massachusetts
Lotus CSG Canada Limited                         Canada
Lotus Desenvolvimento de Software Ltda.          Brazil
Lotus Development, B.V.                          Netherlands
Lotus Development Benelux, B.V.                  Netherlands
Lotus Development Canada Ltd.                    Canada
Lotus Development Caribe Corporation             Delaware
Lotus Development Corporation                    Massachusetts
Lotus Development Corporation de Mexico, S.A.    Mexico
Lotus Development Denmark A/S                    Denmark
Lotus Development Distribution Limited           Ireland
Lotus Development European Corporation           Delaware
Lotus Development Finland OY                     Finland
Lotus Development Foreign Sales
   Corporation, Ltd.                             Jamaica
Lotus Development GmbH                           Austria
Lotus Development GmbH                           Germany
Lotus Development Holdings, B.V.                 Netherlands
Lotus Development Iberica                        Spain
Lotus Development Italia SpA                     Italy
Lotus Development Japan Ltd.                     Japan
Lotus Development New Zealand, Ltd.              New Zealand
Lotus Development Nordic A.B.                    Sweden
Lotus Development Norge AS                       Norway
Lotus Development Pty, Ltd.                      Australia
Lotus Development Russia                         Russia
Lotus Development S.A.                           France
Lotus Development S.A. (Pty.) Ltd.               South Africa
Lotus Development (Schweiz) A.G.                 Switzerland
Lotus Development Security Corporation           Delaware
Lotus Development Asia Pte. Ltd.                 Singapore
Lotus Development (Software) Ltd.                Israel
Lotus Development Software (Hong Kong) Ltd.      Hong Kong
Lotus Development (U.K.), Ltd.                   United Kingdom
Lotus Equity Corporation                         Delaware
Lotus Korea Development Co. Ltd.                 Korea
Lotus Rogers Street Corporation                  Delaware
Lotus Sales & Service Sdn. Bhd.                  Malaysia
PS Publishing, Inc.                              California
Samna Corporation                                Georgia
Soft*Switch, Inc.                                Delaware
Soft*Switch Ltd.                                 United Kingdom
Soft*Switch SARL                                 France
Soft*Switch GmbH                                 Germany
Soft*Switch AS                                   Norway
The Human Interface Group, Inc.                  Delaware
The Lotus Development Foundation, Inc.           Massachusetts
Vanguard Business Solutions, Inc.                California

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